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                                                                       EXHIBIT 4

                         FORM OF REGISTRATION AGREEMENT

     THIS REGISTRATION AGREEMENT (this "Agreement") is made as of July ___, 1998, between The Metzler Group, Inc., a Delaware corporation (the "Company"), and David Teece, Thomas M. Jorde, Gordon C. Rausser, Robert G. Harris and Richard J. Gilbert (each, a "Holder" and collectively, the "Holders").

     WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger dated as of July 1, 1998 (the "Merger Agreement"), among the Company, MGI Acquisition Corporation, a Delaware corporation ("Sub"), and LECG, Inc., a California corporation ("LECG"), and the merger contemplated thereby
(the "Merger"), the Holders are acquiring shares of Metzler Common Stock, $.001 par value per share, in exchange for their shares of LECG Common Stock, $.001 par value per share. Pursuant to the terms of the Merger Agreement, the Company has agreed to enter into this agreement with the Holders. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 6 hereof.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.  Piggyback Registrations.

          (a) Right to Piggyback. Upon the first time following the date hereof the Company proposes to register any of its Common Stock under the Securities Act in an underwritten public offering, other than pursuant to a registration on Form S-8, Form S-4 or any similar forms then in effect (a "Piggyback Registration"), the Company will give prompt written notice to all Holders of its intention to effect such a registration (the "Registration Notice") and will, subject to the terms of this Agreement, include in such registration all Registrable Securities of the Holders with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice in an amount not to exceed a mutually agreeable amount. The Holder's rights to participate in a Piggyback Registration shall cease (A) after the first underwritten public offering completed by the Company following the date hereof or (B) when the Registrable Securities become eligible for resale under Rule 145 (or any similar rule then in force) under the Securities Act without any volume or manner of sale limitation, to be confirmed in a written opinion of Counsel to the Company addressed to the Holder.

          (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriter or underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the marketability of the offering, the Company will include in such registration, (i) first, the securities the Company proposes to sell and (ii) second, the Registrable Securities requested to be included in such registration and all other Common Stock requested to be included in such registration (the "Other Common Stock"), to be included pro rata on the basis of the number of shares of such securities for which the Company has been given written requests for inclusion therein by each such holder thereof.

          (c) Priority on Secondary Registrations. If a Piggyback Registration is an
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underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration and all Other Common Stock requested to be included in such registration, to be included pro rata on the basis of the number of shares of such securities for which the Company has been given written requests for inclusion therein by each such holder thereof.

     2. Holdback Agreements. Each Holder agrees not to effect any public sale or distribution (including sales pursuant to Rule 145) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

     3.  Registration Expenses.

          (a) All expenses incident to the Company's performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing fees, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company; provided, that Registration Expenses shall not include, and the holders of Registrable Securities shall pay, all underwriting discounts and commissions applicable to Registrable Securities sold by them pursuant to this Agreement.

     4.  Indemnification and Contribution.

          (a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, the Holders against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) resulting from any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except in each case insofar as the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, Prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with information furnished to the Company by the Holders for use therein or by the Holders' failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Holders with a sufficient number of copies of the same.

          (b) Each Holder, solely with respect to itself, shall indemnify and hold

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harmless, to the fullest extent permitted by law, the Company, its officers, directors, employees, representatives and agents, and each Person who controls (within the meaning of the Securities Act) the Company, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any amendment or supplement thereto, and any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent the same arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in such Registration Statement, Prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with information furnished to the Company by such Holder for use therein.

          (c) Each party entitled to indemnification under this Section 4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, is approved by the Indemnified Party (whose approval will not be unreasonably withheld or delayed); and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations except to the extent that its defense of the claim or litigation involved is prejudiced by such failure. The Indemnified Party may participate in such defense at such party's expense. No Indemnifying Party, in the defense of any such claim or litigation, except with the consent of each Indemnified Party, shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of any claim or litigation, and no Indemnified Party will consent to entry of any judgment or settle any claim or litigation without the prior written consent of the Indemnifying Party. Each Indemnified Party shall furnish such information regarding himself, herself or itself and the claim in question as the Indemnifying Party may reasonably request and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          (d) If for any reason the indemnification provided for in this Section 4 from an Indemnifying Party, although otherwise applicable by its terms, is determined by a court of competent jurisdiction to be unavailable to an Indemnified Party hereunder, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Parties as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of such Indemnifying Party and the Indemnified Parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and the Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information

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supplied by, such Indemnifying Party or the Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 4(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     5. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Company and other Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     6.  Definitions.

          "Common Stock" means the Company's Common Stock, par value $0.001 per share.

          "Person" means any natural person and any corporation, partnership, limited liability company or other business entity.

          "Registrable Securities" means (i) the Payment Shares (as defined in the Merger Agreement) issued to the Holders and trusts for the benefit of members of their family pursuant to the Merger Agreement, and (ii) any Common Stock or other equity securities issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

          "Securities Act" means the Securities Act of 1933, as amended.

     7.  Miscellaneous.

          (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which violates the rights granted to the holders of Registrable Securities in this Agreement.

          (b) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

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          (c) Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of at least a majority of the Registrable Securities.

          (d) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns. Each Holder may assign his rights hereunder to a trust formed for the benefit of members of such Holder's family; provided, however, that such trust shall be deemed to be a Holder hereunder and shall be subject to and agree to be bound by the terms and provisions hereof; provided, further, that for purposes of determining the number of shares eligible to be included in such any Registration Statement, the transferring Holder and the transferee trust shall be treated as one Holder.

          (e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement.

          (g) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (h) Governing Law. The corporate law of Delaware will govern all issues concerning the relative rights of the Company and its stockholders.
All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts, of Illinois.

          (i) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) three (3) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one day after receipt is electronically confirmed, if sent by fax (provided that a hard copy shall be promptly sent by first class mail); or (iii) one (1) business day following deposit with a recognized national overnight courier service for next day delivery, charges prepaid, and, in each case, addressed to the intended recipient as set forth below:

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     If to Metzler:                    With a copy to:

     The Metzler Group, Inc.           Sachnoff & Weaver, Ltd.
     615 N. Wabash                     30 South Wacker Drive
     Chicago, Illinois 60611           Suite 2900
     Attn: Robert P. Maher             Chicago, Illinois 60606
     Fax: 312/573-5675                 Attn: J. Todd Arkebauer
                                       Fax: 312/207-6400

     If to a Holder:                   With a copy to:

     Such Holder's address as          Wilson Sonsini Goodrich & Rosati
     set forth below his name          650 Page Mill Road
     on the signature page hereto      Palo Alto, CA 94304-1050
                                       Attn: ______________________________
                                       Fax: 650/493-6811

    Any party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is delivered to the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                    THE COMPANY:
                                    -----------

                                    THE METZLER GROUP, INC.

                                    By:_______________________________
                                    Name:_____________________________
                                    Title:____________________________

                                    HOLDERS:
                                    -------

                                    __________________________________
                                    David Teece

                                    Address:__________________________
                                            __________________________

                                    __________________________________
                                    Thomas M. Jorde

                                    Address:__________________________
                                            __________________________

                                    __________________________________
                                    Gordon C. Rausser

                                    Address:__________________________
                                            __________________________

                                    __________________________________
                                    Robert G. Harris

                                    Address:__________________________
                                            __________________________

                                    __________________________________
                                    Richard J. Gilbert

                                    Address:__________________________
                                            __________________________


                  [Signature Page to Registration Agreement]